Exhibit 1.2
                            OAKWOOD HOMES CORPORATION
                         (a North Carolina corporation)

                    $125,000,000 7.875% Senior Notes Due 2004
                    $175,000,000 8.125% Senior Notes Due 2009

                                 TERMS AGREEMENT

                                February 25, 1999

To:     Oakwood Homes Corporation
        7800 McCloud Road
        Greensboro, North Carolina  27409-9634

Ladies and Gentlemen:

        We understand that Oakwood Homes Corporation, a North Carolina corporation (the "Company"), proposes to issue and sell $125,000,000 aggregate principal amount of its 7.875% Senior Notes Due 2004 and $175,000,000 aggregate principal amount of its 8.125% Senior Notes Due 2009 (collectively, the "Notes") (such securities also being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below. Capitalized terms used herein and not otherwise defined shall have the respective meanings given to such terms under the form of Indenture (the "Indenture") filed as an Exhibit to Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-47053) and under the First Supplemental Indenture (the "Supplemental Indenture") between the Company and the Trustee (as defined therein) relating to the Notes, which is attached hereto as Annex I, including in the case of certain terms the respective meanings given to such terms under the form of the Notes included in the Supplemental Indenture. This Terms Agreement supplements the terms and conditions of the Underwriting Agreement attached hereto as Annex II, dated the date hereof between the Company and the Underwriters, which shall govern the offering of the Underwritten Securities.

                                                   Principal Amount     Principal Amount
Underwriters                                       of Notes Due 2004    of Notes Due 2009
------------                                       -----------------    -----------------
NationsBanc Montgomery Securities LLC                 $75,000,000         $105,000,000
First Union Capital Markets Corp.                     $25,000,000         $ 35,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated    $25,000,000         $ 35,000,000
                                                   -----------------    -----------------
Total                                                $125,000,000         $175,000,000
                                                   =================    =================
Price to the Company:                                99.128%              98.785%



Company Proceeds:                                    $123,910,000         $172,873,750

The Underwritten Securities shall have the following terms:

Title:                              $125,000,000 7.875% Senior Notes Due 2004
                                    $175,000,000 8.125% Senior Notes Due 2009

Rank: Pari passu with all of the Company's other unsecured and unsubordinated indebtedness.

Ratings:                            Baa3/BBB-

Aggregate principal amount:         $125,000,000 5 year Notes
                                    $175,000,000 10 year Notes
                                    ------------
                                    $300,000,000 Total

Denominations:                      $1,000.00

Currency of payment:                U.S. Dollars

Interest rate or formula:           7.875% per annum (5 year Notes)
                                    8.125% per annum (10 year Notes)

Interest payment dates:             Semi-annually on March 1 and September 1,
                                    beginning September 1, 1999

Regular record dates:               February 15 and August 15 of each year

Stated maturity dates:              March 1, 2004 (5 year Notes)
                                    March 1, 2009 (10 year Notes)

Redemption provisions:              Redeemable, in whole or in part, at the
                                    Company's option at any time on not less than 30 nor more than 60 days' notice at the greater of (i) 100% of principal amount of the Notes being redeemed or (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes (not including any portion of those payments of interest accrued as of the Redemption Date) discounted to the
                                    Redemption Date on a semi-annual basis at the Adjusted Treasury Rate plus 25 basis points plus, in each case, accrued and unpaid interest to the Redemption Date.

                                    Redeemable by the Company, at the option of each Holder of the Notes, in whole or in part upon the occurrence of a Change in Control Triggering Event, for cash equal to 101% of the principal amount of the Notes tendered for redemption plus any interest accrued and unpaid through the Purchase Date.

                                    The terms and conditions relating to any such redemption shall be as set forth under the Supplemental Indenture (including the form of the Notes contained therein).

Sinking fund requirements:          None.

Defeasance provisions:              The Notes are subject to defeasance and the
                                    Company will be discharged from its
                                    obligations with respect to the Notes upon compliance with certain conditions.

                                    The Company may omit to comply with certain restrictive covenants applicable to the Notes upon compliance with certain conditions.

                                    The terms and conditions relating to any such defeasance and covenant defeasance shall be as set forth under the Supplemental Indenture.

Listing requirements:               The Notes will not be listed on any
                                    securities exchange or included in any
                                    automated quotation system.

Black-out provisions:               None.

Fixed or Variable Price Offering:   Fixed price offering with an initial public
                                    offering price of 99.728% of the principal amount of the Notes Due 2004, and 99.435% of the principal amount of the Notes Due 2009, plus in each case accrued interest, if any, from March 2, 1999 or from the most recent date to which interest has been paid or provided for.

Form: The form of the Notes shall be as set forth in the Supplemental Indenture.

OTHER TERMS AND CONDITIONS:         The terms and conditions of the Notes shall
                                    be as set forth in the Supplemental
                                    Indenture and under the Indenture, as
                                    provided for in the Supplemental Indenture.

Closing date and location:          March 2, 1999 at 9:00 A.M. (Eastern time) at
                                    the offices of Kennedy Covington Lobdell &
                                    Hickman, L.L.P., 100 North Tryon Street,
                                    42nd Floor, Charlotte, North Carolina
                                    28202-4006 or at such other time and place as shall be agreed upon by the Representatives of the Underwriters and the Company.

Co-managers:                        First Union Capital Markets Corp. Merrill
                                    Lynch, Pierce, Fenner & Smith Incorporated.

        ALL OF THE PROVISIONS CONTAINED IN THE SUPPLEMENTAL INDENTURE ATTACHED AS ANNEX I HERETO AND IN THE UNDERWRITING AGREEMENT ATTACHED AS ANNEX II HERETO ARE HEREBY INCORPORATED BY REFERENCE IN THEIR ENTIRETY HEREIN AND SHALL BE DEEMED TO BE A PART OF THIS TERMS AGREEMENT TO THE SAME EXTENT AS IF SUCH PROVISIONS HAD BEEN SET FORTH IN FULL HEREIN.

        Please accept this offer no later than 5:00 P.M. (Eastern time) on February 25, 1999 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    NationsBanc Montgomery Securities LLC
                                    First Union Capital Markets Corp.
                                    Merrill Lynch, Pierce, Fenner & Smith
                                    Incorporated

                                    By:   NationsBanc Montgomery Securities LLC


                                    By:   /s/ Lynn T. McConnell
                                          -----------------------------------
                                           Authorized Signatory
                                           Acting on behalf of itself and the
                                           other named Underwriters


Accepted:

OAKWOOD HOMES CORPORATION


By:   /s/ Douglas R. Muir
      ----------------------------------
        Name: Douglas R. Muir
        Title: Senior Vice President

                                                                         Annex I

                         Form of Supplemental Indenture

                                   [Omitted]

                                                                        Annex II

                             Underwriting Agreement

                                   [Omitted]

                                       7